Exhibit 24



                              POWER OF ATTORNEY

                          (Section 16(a) Reporting)

     The undersigned, an officer director and/or shareholder of Columbia Sportswear Company (the "Company") does hereby constitute and appoint Timothy
P. Boyle, Peter J. Bragdon, Carl K. Davis and Bryan L. Timm, and any of them, his true and lawful attorney and agent to execute in his name any and all reports required to be filed under Section 16 of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16 with respect to the Company's securities and shall remain in effect until revoked by a subsequently filed instrument.

DATED: July 16, 2004

                                          /s/Edward S. George
                                          _________________________________
                                          Edward S. George